UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2013

AMERICAN EAGLE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50906	20-0237026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2549 W. Main Street, Suite 202, Littleton, Colorado 80120

(Address of principal executive offices)           (Zip Code)

(Registrant’s telephone number, including area code)  (303) 798-5235

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On November 14, 2013, the Board of Directors of American Eagle Energy Corporation (the “Company”) named James N. Whyte, 54, as a director and a member of its audit committee. Since December 2007, Mr. Whyte has served as Executive Vice President of Human Resources and Risk Management of Intrepid Potash, Inc., a public company whose common stock is listed on the NYSE. He joined Intrepid Mining LLC as Vice President of Human Resources and Risk Management in May 2004 and was named Executive Vice President of Human Resources and Risk Management in December 2007. Intrepid Potash, Inc. was a subsidiary of Intrepid Mining LLC and acquired substantially all of its assets from Intrepid Mining LLC in April 2008 at the time of Intrepid Potash, Inc.’s initial public offering.

In connection with Mr. Whyte’s appointment to the Board of Directors, and, pursuant to a non-qualified stock option agreement, the Company granted to him an option to purchase up to 200,000 shares of the Company’s common stock at a price of $2.39 per share, which is the average closing price of the Company’s common stock as quoted on the OTC Markets Group, Inc. OTCQX tier for the five trading days prior to the date of his appointment. Fifty percent of the options will vest on the first anniversary of the grant and the other 50% will vest on the second anniversary. The foregoing description is qualified in its entirety by reference to the non-qualified stock option agreement, which is attached hereto as Exhibit 4.20 and is herein incorporated by reference.

There is no arrangement or understanding between Mr. Whyte and any other person pursuant to which Mr. Whyte was elected as a director of the Company. Aside for the foregoing, there are no transactions in which Mr. Whyte has an interest requiring disclosure under Item 404(a) of Regulation S-K.

On November 14, 2013, the Company issued a press release announcing the appointment of Mr. Whyte. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit	Description of Exhibit
	4.20	Non-Qualified Stock Option Agreement, dated November 14, 2013, between American Eagle Energy Corporation and James N. Whyte
	99.1	Press Release dated November 14, 2013

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013	AMERICAN EAGLE ENERGY CORPORATION

	By:	/s/ Bradley M. Colby
Bradley M. Colby
President and Chief Executive Officer